UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-152102

(Commission File Number)

36-3425828

(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, IL 60608

(Address of principal executive offices and zip code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2010, the Company issued a press release announcing that Joseph T. Ryerson & Son, Inc., the Company’s wholly-owned subsidiary, completed its acquisition of Texas Steel Processing, Inc., a steel plate fabricator based out of Houston, Texas. Pursuant to the terms of the stock purchase agreement, Joseph T. Ryerson & Son will pay an aggregate purchase price of approximately $11.4 million in connection with the acquisition of Texas Steel. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1 Press Release of Ryerson Inc. dated January 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2010

RYERSON INC.

By:	/s/ Barbara Rohde
Name: Barbara Rohde
Title: Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Ryerson Inc. dated January 26, 2010